DE JOYA & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Telephone: 702.938.0493
Facsimile: 702.920.8049



We hereby consent to the incorporation by reference in the aforgoing Amendment No. 1 to Form SB-2 Registration Statement of your report dated December 17, 2003, relating to the audited financial statements of Aptus Corp. for the year ended December 31, 2002 and the eleven months ended November 30, 2003.



De Joya & Company
Certified Public Accountants



Las Vegas, NV
February 24, 2004